Exhibit 5.2

1114 Avenue of the Americas, 23rd Floor New York, New York 10036.7703 USA P. 212.880.6000 | F. 212.682.0200

79 Wellington St. W., 30th Floor Box 270, TD South Tower Toronto, Ontario M5K 1N2 Canada P. 416.865.0040 | F. 416.865.7380 www.torys.com

March 31, 2025

Thomson Reuters Corporation

19 Duncan Street

Toronto, Ontario

M5H 3H1, Canada

TR Finance LLC

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

Thomson Reuters Applications Inc.

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

Thomson Reuters (Tax & Accounting) Inc.

6160 Warren Parkway, Suite 700

Frisco, Texas 75034 USA

West Publishing Corporation

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

RE:	Registration Statement on Forms F-10 and F-3

Ladies and Gentlemen:

We have acted as special Ontario and New York counsel for Thomson Reuters Corporation, a corporation organized under the laws of Ontario, Canada (“TRC”) and TR Finance LLC, a Delaware limited liability company (“TR Finance”), and each of Thomson Reuters Applications Inc., a corporation organized under the laws of Delaware (“TR Applications”), Thomson Reuters (Tax & Accounting) Inc., a corporation organized under the laws of Texas (“TR T&A”) and West Publishing Corporation, a corporation organized under the laws of Minnesota (“West Publishing”, and together with TR Applications and TR T&A, the “Subsidiary Guarantors” and together with TR Finance and TRC, the “Registrants”) in connection with the joint filing by the Registrants of a Registration Statement on Forms F-10 and F-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), among other securities, (a) debt securities to be issued by TRC (the “TRC Debt Securities”) and guaranteed initially by each of the Subsidiary Guarantors, to be issued pursuant to an indenture to be entered into in connection with the issuance of TRC Debt Securities thereunder, and a form of which is being filed as an exhibit to the Registration Statement (the “TRC Indenture” ), among TRC, as issuer, the Subsidiary Guarantors, as guarantors, and Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas, as trustees (together, the “Trustees”), with the specific terms of each issuance of TRC Debt Securities to be set forth in one or more board resolutions, officer’s certificates and/or supplemental indentures to the TRC Indenture (each, a “TRC Supplemental Indenture”); (b) debt securities to be issued by TR Finance (the “TR Finance Debt Securities” and together with the

TRC Debt Securities, the “Debt Securities”) and fully and unconditionally guaranteed by TRC, as parent guarantor, and guaranteed initially by each of the Subsidiary Guarantors, to be issued pursuant to an indenture dated as of March 20, 2025, by and among TR Finance, as the issuer, TRC and the Subsidiary Guarantors, as guarantors, and the Trustees, as trustees (the “TR Finance Indenture” and together with the TRC Indenture, the “Indentures”), which is being filed as an exhibit to the Registration Statement, with the specific terms of each issuance of TR Finance Debt Securities to be set forth in one or more board resolutions, officer’s certificates and/or supplemental indentures to the TR Finance Indenture (each, a “TR Finance Supplemental Indenture” and together with the TRC Supplemental Indentures, the (“Supplemental Indentures”); (c) guarantees (the “TR Finance Guarantees”) of the TR Finance Debt Securities by TRC and the Subsidiary Guarantors as provided for in the TR Finance Indenture; and (d) guarantees by the Subsidiary Guarantors (the “TRC Guarantees” and together with the TR Finance Guarantees, the “Guarantees”) of the TRC Debt Securities as provided for in the TRC Indenture.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof when executed and delivered by the parties thereto, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and directors or managers, as the case may be, and officers of the Registrants that we reviewed were and are accurate, (vii) all representations made by the Registrants as to matters of fact in the documents that we reviewed were and are accurate, and (viii) the Indentures, each of the Supplemental Indentures and the Guarantees have been duly authorized by each of the parties thereto (other than TRC, TR Finance and TR Applications). We have also assumed that each of TR T&A and West Publishing is validly existing, has the requisite power to enter into any Indenture or Supplemental Indenture and has duly authorized entering into any Indenture or Supplemental Indenture under the laws of Texas and Minnesota, respectively.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indentures and the relevant Supplemental Indenture(s) have been duly authorized by the Trustees, and when (i) the TRC Indenture and the relevant Supplemental Indenture(s) to the applicable Indenture have been executed and delivered by the applicable Registrants and the Trustees; (ii) the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the applicable Indenture and the relevant Supplemental Indenture(s); and (iii) such Debt Securities and Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture, the applicable Supplemental Indenture(s) and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of TR Finance or TRC, as applicable, and the Guarantees thereof will constitute valid and binding obligations of TRC (in the case of the TR Finance Debt Securities) and the Subsidiary Guarantors, in each case enforceable in accordance with their terms, and in each case subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or any provisions for indemnity or contribution or other provisions that may be limited by public policy considerations; or (y) the effect of any applicable bankruptcy, insolvency, moratorium, arrangement or winding-up laws, or fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and (ii) an appropriate prospectus supplement with respect to the Debt Securities and the applicable Guarantees thereof will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder.

Further, we have assumed that, at or prior to the time of the delivery of any Debt Securities and/or the related Guarantees, (i) all corporate or other action required to be taken by the Registrants to duly authorize each proposed issuance of the Debt Securities and, if applicable, the Guarantees thereof shall have been taken, and shall remain in full force and effect; (ii) the applicable Indenture, Supplemental Indenture(s) and Debt Securities and Guarantees thereof are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Registrants); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the applicable Indenture, Supplemental Indenture(s), Debt Securities and Guarantees. We have also assumed that the execution, delivery and performance by the Registrants of the Indentures, the Supplemental Indentures, and any Debt Securities or Guarantees, as applicable, whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon any of the Registrants.

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario (and the federal laws of Canada applicable therein), (b) the laws of the State of New York, (c) the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and (d) the General Corporation Law of the State of Delaware (the “DGCL”), in each case, in force at the date of this opinion letter. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indentures, any Supplemental Indenture(s) or the issuance and sale of any Debt Securities or Guarantees. All opinions expressed in this letter concerning the laws of the Province of Ontario (and the federal laws of Canada applicable therein) have been given by members of the Law Society of Ontario and all opinions expressed in this letter concerning the laws of New York, the DLLCA and the DGCL have been given by members of the Bar of the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP